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                                                                  Exhibit 10.38

                           ATHENA MEDICAL CORPORATION

                              COMMISSION AGREEMENT

This agreement is made and entered into as of this 30th day of July, 1995, by and between Athena Medical Corporation, Suite H1, Portland, OR 97223 and OSSCA International, Inc., having a principal address of 730-126th Ave., Treasure Island, FL 33706, USA.

                                    RECITALS

     WHEREAS, ATHENA Medical Corporation, its assigns and successors, ("ATHENA") manufactures and sells female healthcare and feminine hygiene products, including the Fresh 'n Fit-Registered Trademark- interlabial Padette-TM- ("Padette");

     WHEREAS, ATHENA wishes to distribute its products in Mexico;

     WHEREAS, OSSCA International, Inc. ("OSSCA") represents that it is experienced in the distribution of products in Mexico and can introduce ATHENA to distributors in Mexico.

     THEREFORE, in exchange for proper and adequate consideration, the parties hereby agree as follows:

1.   SERVICES:

     a. OSSCA will introduce Mexican distributors to ATHENA who have the ability to distribute the Padette in one or more states in Mexico.

     b. OSSCA will assist ATHENA in obtaining governmental registration and certification of the products to be sold in Mexico.

2. EXCLUSIVITY OF DISTRIBUTORS: OSSCA will register with ATHENA in writing all entities to be introduced under this Agreement, and ATHENA will, for all entities not already known to ATHENA, in turn grant OSSCA exclusivity for all entities introduced, for a period of two (2) consecutive years, beginning on the date of registration. Should ATHENA initiate the sale of Padettes in Mexico directly or indirectly with entities introduced by OSSCA anytime during said two year period, the full force of this Agreement shall take effect.

3. COMMISSIONS: ATHENA agrees to pay OSSCA a commission of five (5 1/2%) percent of the net sales proceeds received by ATHENA for each Padette sold to distributors provided by OSSCA, for a period of three (3) consecutive years from the date of first sale to the first such distributor, or a maximum of $250,000, whichever occurs first.

4. PROMOTIONAL ITEMS: ATHENA will provide a reasonable amount of samples and promotional literature to OSSCA, free of charge. All samples, literature and other documents of ATHENA will be promptly returned to ATHENA on termination or cancellation of this Agreement, or at any other time upon request. ATHENA may change labeling, packaging design, etc., in its sole discretion.


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5.   OTHER SUPPORT:  OSSCA shall assist in obtaining all required Mexican regulatory and governmental filings required for the importation and sale of Padettes in Mexico.

6.   PAYMENT SCHEDULE:  OSSCA will receive commission payments within thirty
     (30) days after ATHENA receives payment from the distributor.

7. CONFIDENTIALITY: The terms of this Agreement, and all financial, trade secret and other proprietary business information of each party, shall remain strictly confidential. No party hereto shall have the right to disclose the terms of this Agreement, such information, or any part thereof, without the prior written consent of the other party, except as required by valid, applicable agency rule or court order.

8. ASSIGNMENT: This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, but no party hereto shall have the right to assign this Agreement, or any part hereof, without the prior written consent of the other, which shall not be unreasonably withheld.

9. TERMINATION: Unless canceled as set forth below, this Agreement shall remain in force for one (1) year, and may be extended for an indefinite number of additional one (1) year periods, by mutual written consent of the parties.

     a. CANCELLATION FOR BREACH: If this Agreement is canceled for reasons of breach, the injured party shall no longer be obligated to comply with the terms of said Agreement. Conversely, the party found to be in breach shall continue to remain fully obligated and bound by the terms of this Agreement.

     b. CANCELLATION FOR BANKRUPTCY: Should either party file for bankruptcy, and said bankruptcy is not corrected within thirty (30) days, the other party shall have the right to cancel this Agreement by written notice.

     c. CANCELLATION FOR ANY OTHER REASON: Cancellation for any other reason, including expiration of this Agreement, shall not relieve either party from fulfilling all remaining obligations set forth herein, for whatever the time period prescribed.

10. CHOICE OF LAW: This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Oregon.

11. REMEDIES: In the event of the breach or threatened breach of the Agreement by either party, the injured party shall be entitled to seek injunctive relief, both preliminary and permanent, enjoining and restraining such breach or threatened breach. Such remedy shall be in addition to all of the remedies available to the injured party at law or in equity, including the right of the injured party to recover any and all damages that may be sustained as a result of the breach.

12. ATTORNEY FEES: In the event of any dispute or breach under this Agreement, the prevailing party shall be entitled, whether or not any action is instituted, to recover from the other party its reasonable costs, disbursements and attorney fees, including without limitation at trial, on appeal, on denial of any petition for review, and in connection with enforcement of any judgment.


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13.  SCOPE:  This Agreement applies only to sale by ATHENA of the Padette for ultimate retail distribution in the feminine hygiene market in Mexico. It does not apply to therapeutic, diagnostic or other ruses.

14. FINAL AGREEMENT; MODIFICATION; SAVINGS CLAUSE: This Agreement is the entire agreement of the parties with respect to the subject matter and supersedes all prior or contemporaneous oral or written communications or agreements between the parties. It shall not be modified in any way except in writing signed by the parties. If any part of this Agreement shall be determined invalid, all other provisions of this Agreement shall, nevertheless, remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written, hereinabove.


For:                                    For:

Athena Medical Corporation              OSSCA International, Inc.


/s/ William H. Fleming                  /s/ Jack W. Frankel
-------------------------------         ---------------------------------------
William H. Fleming                      Jack W. Frankel, Ph.D.
President                               President


                                        (Corporate Seal)


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